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Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ENTROPIN, INC.

ARTICLE 1.

        The name of the Corporation is Entropin, Inc. (the "Corporation").

ARTICLE 2.

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

ARTICLE 3.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the "DGCL").

ARTICLE 4.

        4.1.  Classes of Stock.    The total number of shares of capital stock which the Corporation shall have authority to issue is 70,000,000 shares, divided into the following classes: (i) 50,000,000 shares of Common Stock, par value of $0.0001 per share (the "Common Stock"), and (ii) 20,000,000 shares of Preferred Stock, par value of $0.0001 per share (the "Preferred Stock").

        4.2.  Rights, Preferences and Restrictions on Preferred Stock.    The Preferred Stock shall be divided into series. The first series shall consist of 3,210,487 shares and is designated Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") and the second series shall consist of 400,000 shares and is designated Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock").

        The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of the remaining shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        4.3.  Series A Preferred Stock.    The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred Stock are as follows:

  (a)
  Dividends. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive an annual dividend equal to eight percent of the value of each share, which value shall be $1.00 per share. This dividend shall be non-cumulative.

  (b)
  Redemption.

  (i)
  Redemption/Cancellation Period. The Series A Preferred Stock shall be issued and outstanding until no later than January 16, 2005 (the "Redemption/Cancellation Period"), at which time the Series A Preferred Stock shall have been redeemed in whole or in part pursuant to the terms and conditions of Sections 4.3(b)(ii) and/or 4.3(b)(iii) or such shares shall automatically be canceled without further action by the Corporation pursuant to Section 4.3(b)(vii) below.

  (ii)
  Mandatory Redemption Rights. All outstanding shares of Series A Preferred Stock shall be subject to mandatory redemption by the Corporation each fiscal year during the Redemption/Cancellation Period solely pursuant to the following terms and conditions:

  1.
  Determination of Available Funds for Redemption. "Available Funds" means an amount equal to more than twenty percent but less than fifty percent of "Earnings" of the Corporation for the Fiscal Year within the meaning of Statement of Financial Accounting Concepts No. 5 and shall in no event exceed "net cash flow from operating activities" within the meaning of Statement of Financial Accounting Standards No. 95 for the Fiscal Year. Within 120 days after the end of each fiscal year of the Corporation during the Redemption/Cancellation Period (the "Fiscal Year"), the Board of Directors shall by resolution: (x) determine whether as of the conclusion of the prior Fiscal Year there were any Available Funds for redemption of all or part of the outstanding Series A Preferred Stock; and (y) declare a specific amount of such Available Funds to be paid by the Corporation for redemption of Series A Preferred Stock (the "Designated Available Funds") for that Fiscal Year. The amount of Designated Available Funds shall be set by the Board of Directors in its sole and absolute discretion. In making the determination of the existence of Available Funds for any Fiscal Year, the designation of Designated Available Funds for any Fiscal Year, and/or the decision of any matter relating thereto, the Board of Directors may rely upon such information and advisors they deem necessary and appropriate in their own judgment and/or pursuant to the provisions of the certificate of incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), the bylaws of the Corporation, as amended from time to time (the "Bylaws"), and law then in effect.

  2.
  Determination of the Number of Shares to be Redeemed from each Holder. Each stockholder holding Series A Preferred Stock shall be entitled to participate on a pro rata basis in any mandatory redemption by the Corporation under this Section 2.b. The total number of shares of Series A Preferred Stock to be redeemed in each Fiscal Year during the Redemption/Cancellation Period shall be determined by dividing: (x) the Designated Available Funds amount for that Fiscal Year; by (y) the number of issued and outstanding shares of Series A Preferred Stock as of the last day of the Fiscal Year for which the redemption is being made. Each holder of Series A Preferred Stock subject to redemption for the Fiscal Year shall be entitled to redemption of shares on a pro rata basis with other holders of Series A Preferred Stock subject to redemption at that time.

      3.
      No Cumulative Rights. The determination of whether there shall be a mandatory redemption of Series A Preferred Stock shall be made on a Fiscal Year basis and there shall be no cumulative rights to redemption on a year-to-year basis.

    (iii)
    Elective Redemption. The Corporation may from time to time solely at its sole and exclusive option redeem or otherwise acquire any or all outstanding shares of Series A Preferred Stock for cash of $1.00 per share. If the Corporation elects to voluntarily redeem shares under this Section 4.3(b)(iii), every holder of Series A Preferred Stock shall have the right to cause the Corporation to redeem the same number of that holder's Series A Preferred Stock.

    (iv)
    Redemption or Purchase Price. In all events, the "Redemption Price" for the redemption or other acquisition by the Corporation of shares of Series A Preferred Stock shall be $1.00 per share or the appropriate percentage of $1.00 per share for any fraction of one share.

    (v)
    Notice of Redemption. The Corporation will mail by registered mail written notice of each redemption of Series A Preferred Stock to each record holder of Series A Preferred Stock not more than sixty days after the date the Board of Directors approved the redemption. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Series A Preferred Stock specified therein at the time of redemption specified therein, which time shall in no event be later than ninety days after the Board of Directors approved the redemption.

    (vi)
    Effect of Redemption or Purchase. Any share of Series A Preferred Stock that is redeemed or otherwise acquired by the Corporation shall be deemed canceled immediately upon redemption or acquisition by the Corporation without any further act or notice and shall not be reissued, sold or transferred. In case fewer than the total number of Series A Preferred Stock shares represented by any certificate are redeemed, the Corporation will issue a new certificate representing the number of unredeemed Series A Preferred Stock shares to the holder thereof without cost to such holder.

    (vii)
    Cancellation. If any shares of Series A Preferred Stock remain outstanding as of 11:59 p.m. Central Time on January 16, 2005 issued by the Corporation, such share shall be deemed canceled immediately without any act or notice by the Corporation and all rights attendant to such share shall cease.

  (c)
  Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation during the Redemption/Cancellation Period, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock of the Corporation or any other preferred stock of the Corporation, by reason of their ownership thereof, an amount equal to $1.00 for each share, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

        All preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for (or the distribution of any assets of the Corporation to) the holders of other preferred stock or the Common Stock of the Corporation in connection with such liquidation, dissolution or winding-up and the holders of such other preferred stock or the Common Stock of the Corporation shall share ratably all remaining assets of the Corporation with no further right of participation accruing to any holder of Series A Preferred Stock. If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of the affairs of the Corporation, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

  (d)
  Voting Rights.

  (i)
  Limited Voting Rights. The holders of shares of Series A Preferred Stock shall not be entitled to vote upon matters submitted to stockholders for a vote.

  (ii)
  Notice. The holders of Series A Preferred Stock shall not be entitled to receive notice of meetings of the stockholders.

  (iii)
  Amendments. No amendment shall be made to this Section 4.3 without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

        4.4.  Series B Preferred Stock.    The powers, preferences, rights, restrictions and other matters relating to the Series B Preferred Stock are as follows:

  (a)
  Dividends. The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive an annual dividend equal to $0.50 per share, payable annually, at the election of the Corporation, in either cash and/or shares of Common Stock, at the rate of one share of Common Stock for each $5.00 in accrued dividends. This dividend shall be cumulative.

  (b)
  Conversion. The Series B Preferred Stock is convertible at the option of the holder at any time into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock is equal to (x) $5.00, plus accrued and unpaid dividends, divided by $5.00 (the "Conversion Price"), subject to adjustment to reflect any stock split, stock dividend, combination, recapitalization and the like. Assuming no accrued and unpaid dividends, each share of Series B Preferred Stock will be convertible to one share of Common Stock.

  (c)
  Redemption.

  (i)
  Mandatory Redemption Rights. The Series B Preferred Stock shall be issued and outstanding until no later than July 15, 2003 (the "Expiration Date"), at which time all issued and outstanding shares of Series B Preferred Stock shall be subject to mandatory redemption by the Corporation at the redemption price of $5.00 per share, together with all accrued and unpaid dividends up to the Expiration Date.

  (ii)
  Elective Redemption. Prior to the Expiration Date, the Corporation may, at its sole and exclusive option, redeem or otherwise acquire, in whole or in part on a pro rata basis with other holders of Series B Preferred Stock, outstanding Series B Preferred Stock upon 30 days' written notice (the "Notice of Redemption") to the holders of the Series B Preferred Stock at $5.00 per share plus accrued and unpaid dividends to the redemption date. Notwithstanding the foregoing, if the Corporation redeems the Series B Preferred Stock within one year from the date of issuance, the redemption price shall be $6.00 per share; provided, however, in the event the Corporation redeems the Series B Preferred Stock within six months from the date of issuance, the holders of the Series B Preferred Stock shall receive a dividends equal to one-half of the annual accrued dividend amount. The Series B Preferred Stock may be converted by the holders during the 30 day period prior to the effective date of redemption set forth in the Notice of Redemption (the "Effective Date"). If not converted, the Series B Preferred Stock, or any portion thereof identified in the Corporation's Notice of Redemption, will be redeemed on the Effective Date. In the event fewer than the total number of the Corporation's Series B Preferred Stock are redeemed, the Company will issue a new stock certificate representing the number of unredeemed shares of Series B Preferred Stock to the holder without cost to such holder.

    (iii)
    Notice of Redemption. The Corporation will send by registered mail written notice of each redemption of Series B Preferred Stock to each record holder of Series B Preferred Stock not more than thirty days after the date the Board of Directors approved the redemption. Upon mailing any Notice of Redemption, the Corporation shall become obligated to redeem the specified total number of Series B Preferred Stock at the specified time of redemption, which time shall in no event be later than ninety days after the Board of Directors approved the redemption.

    (iv)
    Effect of Redemption or Purchase. Any share of Series B Preferred Stock that is redeemed or otherwise acquired by the Corporation shall be deemed canceled immediately upon redemption or acquisition by the Corporation without any further act or notice and shall not be reissued, sold or transferred. In case fewer than the total number of Series B Preferred Stock shares represented by any certificate are redeemed, the Corporation will issue a new certificate representing the number of unredeemed Series B Preferred Stock shares to the holder thereof without cost to such holder.

    (v)
    Cancellation. If any shares of Series B Preferred Stock remain outstanding as of 11:59 p.m. Mountain Time, on the Expiration Date, such share shall be deemed canceled immediately without any act or notice by the Corporation and all rights attendant to such share shall cease.

  (d)
  Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation during the five year period from the date of issuance of the Series B Preferred Stock, after payment or provision for payment of the debts and other liabilities of the Corporation, and subordinate to the rights of the holders of the outstanding shares of the Corporation's Series A Preferred Stock to receive $1.00 per share in liquidation, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Corporation's other preferred stock or the Common Stock of the Corporation, by reason of their ownership thereof, an amount equal to $5.00 for each share, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

        All preferential amounts to be paid to the holders of the Series B Preferred Stock under this Section 4.4 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for (or the distribution of any assets of the Corporation to) the holders of the Corporation's Series A Preferred Stock, and before payment or setting apart for payment of any amount for (or other distribution of any assets of the Corporation) to the holders of the Corporation's other preferred stock or the Common Stock in connection with such liquidation, dissolution or winding-up and the holders of such other preferred stock or the Common Stock shall share ratably all remaining assets of the Corporation with no further right of participation accruing to any holder of Series B Preferred Stock. If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of the affairs of the Corporation, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

  (e)
  Voting Rights.

  (i)
  Limited Voting Rights. The holders of shares of Series B Preferred Stock shall not be entitled to vote upon matters submitted to stockholders for a vote.

  (ii)
  Notice. The holders of Series B Preferred Stock shall not be entitled to receive notice of meetings of the stockholders.

  (iii)
  Amendments. No amendment shall be made to this Section 4.4 without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock.

ARTICLE 5.

        5.1.  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (a)
  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

  (b)
  The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws. In addition, the affirmative vote of the holders of sixty- six and two-thirds percent of the outstanding shares of voting stock of the Corporation then entitled to vote on the election of directors shall be required for an alteration, amendment, change, addition or repeal of the Bylaws by the stockholders of the Corporation.

  (c)
  The number of directors of the Corporation shall be as from time to time fixed by resolution of the Board of Directors. Election of directors need not be by written ballot unless the Bylaws so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

        5.2.  (a)    At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

  (b)
  The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, and Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the effective time (the "Effective Time") of the merger contemplated by the Agreement and Plan of Merger, dated as of May 2, 2002, by and between the Corporation and Entropin, Inc., a Colorado corporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Time, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Time, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the class of which she or he is a member until the expiration of his or her current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

  (c)
  Vacancies occurring of the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of sixty-six and two-thirds percent of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors; provided that such removal may be made only for cause.

        5.3.  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        5.4.  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation, and any Bylaws, adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE 6.

        6.1.  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of stockholders, for any purpose or purposes may only be called by the Board of Directors. Only the business stated in the notice of a special meeting of stockholders of the Corporation may be transacted at any special meeting of stockholders of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at a duly called annual or special meeting of the stockholders of the Corporation (and not by consent in lieu thereof).

ARTICLE 7.

        7.1.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever herein are granted subject to this reservation. No amendment, alteration, change or repeal of Article 5 or Article 6 of the Certificate of Incorporation shall be effective unless approved by sixty-six and two-thirds percent of the outstanding shares of voting stock of the Corporation then entitled to vote on the election of directors of the Corporation.

ARTICLE 8.

        8.1.  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article 8 shall include the right to have paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        8.2.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 8 to directors and officers of the Corporation.

        8.3.  The rights to indemnification and to the advance of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        8.4.  Any repeal or modification of this Article 8 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 9.

        9.1.  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation as of May 2, 2002.

/s/ KATE CREGOR Kate Cregor Incorporator

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Exhibit 3.1
CERTIFICATE OF INCORPORATION OF ENTROPIN, INC.
ARTICLE 1.
ARTICLE 2.
ARTICLE 3.
ARTICLE 4.
ARTICLE 5.
ARTICLE 6.
ARTICLE 7.
ARTICLE 8.
ARTICLE 9.